EXHIBIT 4.2


                           ARTICLES OF RESTATEMENT OF
                          ARTICLES OF INCORPORATION OF
                        AMERICAN CONSOLIDATED MINING CO.


         The undersigned, being the duly elected Chief Executive Officer of American Consolidated Mining Co., a Utah corporation (the "Corporation"), pursuant to the provisions of Section 16-10a-1001 et. seq. of the Utah Revised Business Corporation Act, executes the following Restated Articles of Incorporation.


                                   ARTICLE ONE

         NAME:  The name of this corporation is American Consolidated Mining Co.


                                   ARTICLE TWO

         AMENDMENT AND RESTATEMENT: The Articles of Incorporation are hereby amended and restated to read in their entirety as follows:

                                ARTICLE I - NAME


         The name of the corporation is American Consolidated Management Group, Inc.

                              ARTICLE II - DURATION

                  The period of its duration shall be perpetual.

                        ARTICLE III - CORPORATE PURPOSES

                  The general purposes and objects for which the corporation is organized are:

                  a. To acquire and develop mining properties.

                  b. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

                  c. The foregoing clauses shall be construed both as objects and powers and shall not be held to limit or restrict in any manner the general powers of the corporation and the enjoyment and exercise thereof as conferred by the laws of the State of Utah; and it is the intention that the purposes, objects and power specified in each of the paragraphs shall be considered as independent objects and powers.

                          ARTICLE IV - SHARES OF STOCK

         The aggregate number of shares which the corporation shall have authority to issue is 70,000,000 shares with a par value of $.01. All stock of this corporation shall be of the same class, common, and stock of this corporation shall no be liable to any call and is non-assessable.

                         ARTICLE V - COMMENCING BUSINESS

         The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                    ARTICLE VI - REGISTERED AGENT AND OFFICE

         The name and post office address of its initial registered agent is Steven J. Haslam, 5759 South 1145 East, Salt Lake City, Utah 84121

         The post office address of its initial registered office is 5759 South 1145 East, Salt Lake City, Utah 84121.

                             ARTICLE VII - DIRECTORS

         That the number of directors of this corporation, their qualifications, terms of office and the time and manner of their election, removal and resignation shall be as follows:

         The number of directors shall not be less than three (3) nor more than seven (7), the exact number within such limits to be determined in the manner prescribed by the by-laws.

         Directors shall be elected at the annual meeting of the stockholders of this corporation and shall serve for one year and until their successors shall have been duly elected and qualified.

         A majority of the entire number of directors, but not less than two, shall be necessary to form a quorum of the board of directors, authorized to transact the business and exercise of the corporation powers of the corporation.

         Such officers shall consist of:

                  (a) President;

                  (b) One or more Vice Presidents as shall be provided by the by-laws or the board of directors;

                  (c) A Secretary; and,

                  (d) A Treasurer (may be held by officers who concurrently hold another office).

         Such officers shall be elected annually by the board of directors and shall serve for one year and until their successors shall have been duly elected and qualified.

         Any officer may be removed by vote of a majority of the board of directors or in such other manner as may be prescribed in the by-laws.

                        ARTICLE VIII - INITIAL DIRECTORS

         That the following named person, parties hereto, shall be the directors and officers of this corporation from the date hereof and until their successors shall have been elected and qualified:

         Steven J. Haslam                                  President and
         5759 South 1145 East                              Chairman of the
         Salt Lake City, UT  84121                         Board

         William Thomas Chandler, Jr.                      Vice President
         11129 South 2125 East                             and Director
         Sandy, UT  84070

         William D. Moeller                                Secretary/Treasurer
         115l North Grove Drive                            Director
         Alpine, UT  84003

                      ARTICLE IX - SHAREHOLDER'S LIABILITY

         That the private property of the stockholders of this corporation shall not be liable for the debts or obligations of this corporation.

                            ARTICLE X - INCORPORATORS

                  The name and address of each incorporator is:

         Steven J. Haslam                             5759 South 1145 East
                                                      Salt Lake City, UT 84121

         William Thomas Chandler, Jr.                 11129 South 2125 East
                                                      Sandy, UT 84070

         William D. Moeller                           1151 North Grove Drive
                                                      Alpine, UT 84003


                ARTICLE XII - DIRECTORS' AND OFFICERS' CONTRACTS

         No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers are financially interested shall be either void and voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors, or a committee thereof, which authorizes, approves or ratifies such contract or transactions, or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of quorum at a meeting of the board of directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

                                  ARTICLE THREE

         CAPITAL STRUCTURE: Each share of the Corporation's common stock shall be equivalent to and shall represent one-hundredth (1/100th) of one share of the Corporation's common stock, in all respects, including voting and dividend rights, and rights upon liquidation. All fractional shares will be rounded up to the nearest whole share. The reverse stock split will have no effect on the number of authorized shares of common stock or the par value of the Corporation's common stock as set forth in the Corporation's Articles of Incorporation, as amended. Whenever certificates representing the Corporation's common stock prior to the reverse stock split are presented for transfer, the Corporation's transfer agent shall cause to be issued one or more replacement certificates which in the aggregate represent a number of shares of common stock as adjusted for the reverse stock split.


                                  ARTICLE FOUR

         RESTATEMENT AND DATE OF THE ADOPTION: These Restated Articles of incorporation supersede the original Articles of Incorporation and all amendments thereto. The Restated Articles of Incorporation were adopted by the shareholders of the Corporation at a meeting of shareholders in conformity with the procedures of the Utah Revised Business Corporation Act on June 12, 2002.


                                  ARTICLE FIFTH

         VOTE: Sixty-Nine Million Nine Hundred Ninety-Eight Thousand Nine Hundred (69,998,900) shares of capital stock of the Corporation were issued and outstanding as of the date of adoption of the Restated Articles of Incorporation. The only class of shares outstanding was common and all of said shares were entitled to vote on the adoption of the Restated Articles of Incorporation. Shareholders holding 47,272,440 shares of the Corporation's common stock were represented in person or by proxy at the meeting. 39,065,473 shares were voted to approve the name change as set forth in Article I above and 2,511,081 shares were voted against the name change. 38,588,579 shares were voted to approve the reverse stock split as set forth in Article Three above and 7,532,625 shares were voted against the reverse stock split. The Restated Articles of Incorporation were not otherwise amended.

         IN WITNESS WHEREOF, the undersigned executes these Restated Articles of Incorporation and certifies to the truth of the facts herein stated this 14th day of June, 2002.



                                          /s/William D. Moeller
                                        ----------------------------------------
                                        William Moeller, Chief Executive Officer